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                                  Exhibit 2.01

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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of November 6, 1996 (the "Merger Agreement"), between Metro Global Media, Inc., a Florida corporation ("Metro Florida") and Metro Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Metro Florida ("Metro Delaware").

                                   WITNESSETH

     WHEREAS, on the date hereof, Metro Florida has authority to issue 10,000 shares of Common Stock, par value $.0001 per share (the "Metro Florida Common Stock"), of which 3,518,034 shares are issued and outstanding and 115,000 shares are held in treasury as of the date hereof, and 2,000,000 shares of Preferred Stock, of which no shares are issued and outstanding and no shares are held in treasury as of the date hereof.

     WHEREAS, on the date hereof Metro Delaware has authority to issue 10,000,000 shares of Common Stock, par value $.0001 per share (the "Metro Delaware Common Stock"), of which 100 shares are issued and outstanding and no shares are held in treasury as of the date hereof, and 2,000,000 shares of Preferred Stock, of which no shares are issued and outstanding and no shares are held in treasury as of the date hereof.

     WHEREAS, the respective Boards of Directors of Metro Florida and Metro Delaware have determined that it is advisable and in the best interests of each of such corporation that Metro Florida merge with and into dispensing upon the terms and subject to the conditions set forth herein for the purpose of effecting the change of the state of incorporation of Metro Florida from the State of Florida to the State of Delaware;

     WHEREAS, the Board of Directors of Metro Florida has by resolutions duly adopted and approved this Merger Agreement;

     WHEREAS, Metro Florida has approved this Merger Agreement in its capacity as the sole stockholder of Metro Delaware; and

     WHEREAS, the Board of Director of Metro Florida has directed that this Merger Agreement be submitted to a vote of its shareholders at the annual meeting of shareholders to be held on October 31, 1996, or at any and all adjournments thereof;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, Metro Florida and Metro Delaware hereby agree as follows:

     Section 1. Merger. Metro Florida shall be merged with and into Metro Delaware (the "Merger"), and Metro Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Surviving Corporation shall be the only corporation surviving the Merger and its name shall,
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effective upon the Effective Time as defined herein, shall be changed to "Metro
Global Media, Inc." The Merger shall become effective upon the date and time of filing of appropriate articles of merger, providing for the Merger, with the Secretary of State of the State of Florida and an appropriate certificate of ownership and merger, providing for the Merger, with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Time").

     Section 2. Governing Documents. The Certificate of Incorporation of Metro Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment (other than the name change to "Metro Global Media, Inc." set forth in Section 1) until thereafter amended in accordance with the provisions
thereof and applicable law.   The Bylaws of Metro Delaware, as in effect
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, the Certificate of Incorporation of the Surviving Corporation and applicable law.

     Section 3. Succession. At the Effective Time, the separate corporate existence of Metro Florida shall cease, and Metro Delaware shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of Metro Florida, and Metro Delaware shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of Metro Florida, all in the manner and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     Section 4. Directors. The directors and the members of the various committees of the Board of Directors of Metro Florida immediately prior to the Effective Time shall be the directors and members of such committees of the Surviving Corporation at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

     Section 5. Officers. The officers of Metro Florida immediately preceding the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time until their successors are duly elected and qualified.

     Section 6. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Metro Florida such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order





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to vest, perfect or conform, of record or otherwise, in the Surviving
Corporation, the title to and lien of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Metro Florida, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of Metro Florida or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     Section 7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) each share of Metro Florida Common Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 8 hereof, be changed and converted into and shall be one fully paid and nonassessable share of Metro Delaware Common Stock;

     (b) each share of Metro Florida Common Stock held in the treasury of Metro Florida immediately prior to the Effective Time shall be automatically converted into one share of Metro Delaware Common Stock, which shares shall continue to be retained and held by the Surviving Corporation in the treasury thereof;

     (c) each option, warrant, purchase right, unit or other security of Metro Florida issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be identical security of Metro Delaware, and the same number of shares of Metro Delaware Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of Metro Florida Common Stock so reserved as of the Effective Time; and

     (d) each share of Metro Delaware Common Stock issued and outstanding in the name of Metro Florida immediately prior to the Effective Time shall be canceled and retired and resume the status of authorized and unissued shares of Metro Delaware Common Stock or other securities of Metro Delaware shall be issued in respect thereof.

     Section 8.  Dissenting Shareholders.  Notwithstanding the provisions of
Section 7(a) hereof, any outstanding shares of Metro Florida Common Stock held by a shareholder who shall have elected to dissent from the Merger and who shall have exercised and perfected appraisal rights with respect to such shares in accordance with Section 607.1320 of the Florida Business Corporation Act (a "Dissenting Stockholder") shall not be converted into shares of Metro Delaware Common Stock as a result of the Merger, but Dissenting Stockholders shall be entitled to receive in lieu thereof only such consideration as shall be





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provided in such Section 607.1320, except that shares of Metro Florida Common
Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who shall thereafter withdraw his election to dissent from the Merger or lose his right to dissent from the Merger as provided in such Section 607.1320 shall be deemed converted, as of the Effective Time, into such number of shares of Metro Delaware Stock as such holder otherwise would have been entitled to receive as a result of the Merger.

     Section 9. Employee Option and Benefit Plans. Each option or other right to purchase or otherwise acquire shares of Metro Florida Common Stock granted under any employee option, stock purchase or other benefit plan of Metro Florida (collectively, the "Plans") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to acquire (and Metro Delaware hereby assumes the obligation to delivery) the same number of shares of Metro Delaware Common Stock, at the same price per share, and upon the same terms, and subject to the same conditions, as set forth in the respective Plan as in effect immediately prior to the Effective Time. The same number of shares of Metro Delaware Common Stock shall be reserved for purposes of the Plans as is equal to the number of shares of Metro Florida Common Stock so reserved immediately prior to the Effective Time. Metro Delaware hereby assumes, as of the Effective Time, (i) the Plans and all obligations of Metro Florida under the Plans, including the outstanding options, stock purchase rights or awards or portions thereof granted pursuant to the Plans and the right to grant additional options and stock purchase rights thereunder and (ii) all obligations of Metro Florida under all other benefit plans in effect as of the Effective Time with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

     Section 10. Dividends and Distributions. In the event that any dividend or other distribution shall hereafter be declared by the Board of Directors of Metro Florida in respect of the outstanding shares of Metro Florida Common Stock payable subsequent to the Effective Time, the obligation to make payment of such dividend or other distribution shall, by virtue of the Merger, become the obligation of the Surviving Corporation and shall be satisfied in the manner specified in such declaration, except that, to the extent such dividend or other distributions shall have been declared payable in whole or in part in shares of Metro Florida Common Stock, the Surviving Corporation shall issue, in place thereof, to the persons entitled thereto, the identical number of shares of Metro Delaware Common Stock.

     Section 11. Condition to the Merger. The consummation of the Merger and the other transactions herein provided is subject





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to receipt prior to the Effective Time of the requisite approval of the Merger by the holders of Metro Florida Common Stock pursuant to the Florida Business Corporation Law.


     Section 12. Certificates. At and after the Effective Time all of the outstanding certificates which immediately prior thereto represented shares of Metro Florida Common Stock or warrants, units or other securities of Metro Florida shall be deemed for all purposes to evidence ownership of and to represent the shares of Metro Delaware Common Stock or warrants, units or other securities of Metro Delaware, as the case may be, into which the shares of Metro Florida Common Stock or warrants, units or other securities of Metro Florida Common Stock or warrants, units or other securities of Metro Florida represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Metro Delaware Common Stock or warrants, units or other securities of Metro Delaware, as the case may be, evidenced by such outstanding certificate, as above provided.

     Section 13. Amendment. The parties hereto may amend, modify or supplement this Merger Agreement prior to the Effective Time; provided, however, that no amendment, modification or supplement may be made after the adoption of this Merger Agreement by the shareholders of Metro Florida which changes this Merger Agreement in a way which, in the judgment of the Board of Directors of Metro Florida, would have a material adverse effect on the shareholders of Metro Florida, unless such amendment, modification or supplement is approved by such shareholders.

     Section 14. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the shareholders of Metro Florida, by action of the Board of Directors of Metro Florida if:

     (a) the condition specified in Section 11 hereof shall not have been satisfied or waived; or

     (b) the Board of Directors of Metro Florida determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of Metro Florida and its shareholders.





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     Section 15.  Counterparts.  This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 16. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

     Section 17. Florida Appointment. The Surviving Corporation hereby agrees that it may be served with process in the State of Florida in any action or special proceeding for enforcement of any liability or obligation of Metro Florida or the Surviving Corporation arising from the Merger. The Surviving Corporation appoints the Secretary of State of the State of Florida as its agent to accept service of process in any such suit or other proceeding and a copy of such process shall be mailed by the Secretary of State of the State of Florida to the Surviving Corporation at 1060 Park Avenue, Cranston, RI 02910,
Attention: President.

     Section 18. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     Section 19. Severability. Should any part of this Merger Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion thereof which remaining portion shall remain in full force and effect as if this Merger Agreement had been executed with the invalid portion thereof eliminated.

     Section 20. Entire Agreement. This Merger Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto relating to such subject matter.





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     IN WITNESS WHEREOF, Metro Florida and Metro Delaware have caused this
Merger Agreement to be executed and delivered as of the date first above written.

                                       METRO GLOBAL MEDIA, INC.
                                       a Florida corporation

                                       By:/s/ T. James Blair
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                                          Name:T. James Blair
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                                          Title:Treasurer
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                                       METRO SUB, INC.
                                       A Delaware corporation

                                       By:/s/ T. James Blair
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                                          Name:T. James Blair
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                                          Title:Treasurer
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